UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2026 (September 28, 2026)

Nano Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42044	88-0861977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 634-9206

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 28, 2026, Nano Nuclear Energy Inc., a Nevada corporation (the “Company”) and its wholly owned subsidiary HALEU Energy Fuel Inc., a Nevada corporation (the “Buyer”, and together with the Company, the “Buyer Parties” and each a “Buyer Party), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Radnostix, Inc. (f/k/a International Isotopes, Inc.), a Texas corporation (“RNX”), and its wholly owned subsidiary International Isotopes Fluorine Products, Inc., an Idaho corporation (“IIFP” and, together with RNX, “Sellers”).

Pursuant to the Purchase Agreement, the Buyer has agreed, subject to the conditions to closing described below, to acquire all of Sellers’ U.S. nuclear fuel processing assets (the “Purchased Assets”), including a U.S. Nuclear Regulatory Commission (“NRC”) license and related intellectual property and technical materials associated with a previously planned depleted uranium hexafluoride (“DUF6”) deconversion and fluorine extraction facility in Lea County, New Mexico (the “DUF6 Plant”).

The Purchased Assets include: (i) NRC Material License SUB-1011 and the related regulatory materials; (ii) a New Mexico air quality permit; (iii) a portfolio of issued and/or expired U.S. patents covering fluorine extraction and related processes; (iv) technical, design, safety and vendor materials, including documentation originally acquired from General Dynamics relating to the Sequoyah Fuels conversion plant; and (v) other assets of Sellers reasonably necessary for, or related to, the permitting, development, financing, construction, ownership or operation of the DUF6 Plant.

Buyer will assume only certain liabilities that arise under the Purchased Assets after the future closing of the Transaction (the “Closing”). All other liabilities of Sellers stay with Sellers.

The Closing remains subject to a number of conditions precedent, including NRC consent to the license transfer, other required approvals and consents (including from New Mexico officials), satisfactory site arrangements and other closing conditions. The parties currently expect closing in approximately 90 to 120 days, although the timing will depend on those approvals and conditions. The Sellers have agreed to customary covenants pending the Closing, including with respect to maintenance of the Purchased Assets and the non-solicitation of alternative proposals for the Purchased Assets. The Sellers have also agreed to customary post-Closing restrictive covenants.

Prior to entering into the Purchase Agreement, the Company and IIFP entered into an escrow agreement with Citibank, N.A. pursuant to which the Company deposited $0.5 million into an escrow account (together with any interest accrued thereon, the “Escrowed Funds”) in connection with the execution of a proposal letter executed between RNX and the Company which provided the Company the exclusive right to negotiate with RNX for the purchase of the Purchased Assets. Upon signing the Purchase Agreement, the Escrowed Funds are subject to release to release to RNX.

At the Closing, subject to satisfaction or waiver of conditions precedent, the Buyer Parties will (i) pay Sellers $9.5 million in cash, less the Escrowed Funds any amounts paid to release liens on the Purchased Assets and (ii) issue to RNX $4 million of restricted shares of the Company’s common stock (“Common Stock”) with the number of shares issuable determined based on the volume-weighted average price of the Common Stock during the period from the tenth trading day before the date of the Purchase Agreement through the trading day before the Closing Date. No fractional shares will be issued; instead, Sellers will receive cash for any fractional share.

The Buyer Parties’ obligation to close is subject to a number of customary closing conditions. In addition, the Buyer Parties’ obligation to close is subject to satisfaction of the following additional specific conditions: (i) the NRC approving the transfer of Sellers’ NRC license to Buyer; (ii) Buyer acquiring fee simple title or a valid leasehold interest in the parcel of real property located in Lea County, New Mexico (the “Hobbs Site”) from Lea County, New Mexico (the “County”), on terms satisfactory to Buyer in its sole discretion, which may include a new Industrial Revenue bond structure and the termination, defeasance and discharge of Sellers’ existing Industrial Revenue Bond structure (which includes a bond, mortgage and indenture) with the County (the “Hobbs Site Condition”); and (iii) Buyer conducting environmental assessments of the Hobbs Site satisfactory to Buyer.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification from Sellers and the Buyer Parties for a transaction of this nature. The Purchase Agreement may be terminated in the following circumstances: (i) by mutual written consent; (ii) by either party if the other party commits a material breach that is not cured within seven (7) business days after notice; (iii) by Buyer or Sellers if the Hobbs Site Condition has not been satisfied within 120 days after September 28, 2026, which Buyer may extend by 60 days (the “Outside Date”), or if the parties have reason to believe it will not be satisfied; (iv) by Buyer or Sellers if the environmental assessments shall not have been completed or provided results satisfactory to Buyer (including that there be no remediation expenditures in excess of $0.1 million); and (v) if the NRC license transfer has not occurred by the Outside Date or if the parties have reason to believe it will not be satisfied.

If the Purchase Agreement is terminated in specified circumstances, Sellers must return an amount equal to the Escrowed Funds to Buyer within two business days. These circumstances include termination because the Hobbs Site Condition was not satisfied, because the NRC License Transfer did not occur, or because of a Seller breach. If termination results from Buyer’s failure to qualify or be eligible to receive the NRC license, the amount returned will be reduced by Sellers’ reasonable documented expenses.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On October 1, 2026, the Company issued a press release announcing the acquisition of RNX and IIFP. The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1* ^	Asset Purchase Agreement, dated September 28, 2026, by and among Nano Nuclear Energy Inc., HALEU Energy Fuel Inc., Radnostix, Inc., and International Isotopes Fluorine Products, Inc.
99.1	Press Release of Nano Nuclear Energy Inc., dated October 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of the exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon request.

^ Certain portions of this Exhibit have been omitted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

Cautionary Note Regarding Forward Looking Statements

This Current Report contains or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “explore,” “plans”, “aim,” “goal,” “believes”, “potential”, “future,” “will”, “should”, “could”, “would” or “may” or derivations of these words and other words of similar meaning about the future, although forward-looking statements could be denoted by other terms as well. In this Current Report, forward-looking statements include those relating to (i) the future anticipated closing of the Purchase Agreement described herein, which remains subject to significant conditions to closing, including NRC approval, and other conditions precedent and (ii) the anticipated potential benefits to the Company of the assets to be acquired and its vertical integration strategy and other business plans. These and other forward-looking statements are based on information available to us as of the date of this Current Report and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors, which may be beyond our control. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement, and the Company therefore encourages investors to review other factors that may affect future results in its filings with the SEC, which are available for review at www.sec.gov and at https://ir.nanonuclearenergy.com/financial-information/sec-filings. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. The Company does not undertake to update forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2026	NANO Nuclear Energy Inc.

	By:	/s/ James Walker
	Name:	James Walker
	Title:	Chief Executive Officer